                                                                                Exhibit Exhibit 10.1

Bank of America

August 30, 2010

John Parry
Air T, Inc.
CSA Air, Inc.
Mountain Air Cargo, Inc.
MAC Aviation Services LLC
Global Ground Support, LLC
Global Aviation Services, LLC
3524 Airport Road
Maiden, NC  28650-9056

Re: 01-0000892017-215

Dear Mr. Parry,

Bank of America, N.A. (the “Bank”) is pleased to renew the availability period for your $7,000,000.00 revolving line of credit documented by the Loan Agreement dated September 18, 2007 (including any previous amendments, the “Agreement”).

Effective as of the current Expiration Date of August 31, 2011 the availability period shall be extended and shall expire on the new Expiration Date of August 31, 2012.  All other terms and conditions of the Agreement shall remain in full force and effect.

I also want to take this opportunity to thank you for your business.  I believe we can continue to provide your company with the same high level of customer service and expertise.

If you have any questions, please contact your Client Manager, Alan Stephens at (704) 386-1125

Bank of America, N.A.

By:   /s/ Olga Rusimovic
 Olga Rusimovic
      Document Administrator